UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 23, 2008

Advance America, Cash Advance Centers, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32363	58-2332639
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

135 North Church Street
Spartanburg, South Carolina 29306

(Address of principal executive offices) (Zip Code)

(864) 342-5600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

As previously announced, in March 2008, Advance America, Cash Advance Centers, Inc. (the “Company”) received a letter from the Arkansas Attorney General demanding that the Company cease and desist offering deferred presentment transactions under the Arkansas Check Cashers Act.  In response, the Company stopped offering deferred presentment transactions in Arkansas, and began offering consumer loans at interest rates below the applicable Arkansas usury cap.  The Company also continued offering check cashing services, MoneyGram® services, and MetaBank Visa® Prepaid Debit Cards from all of its Arkansas centers.  On September 16, 2008, the Company received a notice from the State Board of Collections that the Board had determined that consumer lenders who accept account withdrawal authorizations would be deemed by the Board to be engaged in the business of making deferred presentment transactions.  The Company respectfully disagrees with the interpretation of Arkansas law by both the Arkansas Attorney General and the Arkansas State Board of Collections.

In addition, the Company has been in discussions with the Arkansas Attorney General to come to a resolution regarding the Company’s Arkansas operations, and the parties have agreed that if the Company discontinues its Arkansas operations, the Arkansas Attorney General will not bring suit against the Company.  Although the Company believes that its operations have always been in compliance with Arkansas law, the Company believes that avoiding potentially costly litigation is in the best interest of the Company’s shareholders.

As a result, on September 23, 2008, the Company announced its decision to close all 30 centers it operates in Arkansas on or before October 31, 2008.  For the three and six months ended June 30, 2008, total revenues generated from the Company’s operations in Arkansas were approximately $822,000 and $2,351,000, respectively, representing 0.5% and 0.7%, respectively, of the Company’s total revenues for those periods.  For the three and six months ended June 30, 2008, the center gross loss from the Company’s operations in Arkansas were $576,000 and $398,000.  The Company estimates that the costs associated with closing its operations in Arkansas will be approximately $900,000.

In August 2008, the Company completed the previously announced closure of its nine centers in New Mexico.  For the three and six months ended June 30, 2008, total revenues from operations in New Mexico were approximately $124,000 and $224,000, respectively.  For the three and six months ended June 30, 2008, the center gross loss in New Mexico were approximately $194,000 and $425,000, respectively.  The Company estimates that the costs associated with closing its operations in New Mexico will be approximately $100,000.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description
99.1	Press Release, dated September 23, 2008, of Advance America, Cash Advance Centers, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 23, 2008
ADVANCE AMERICA, CASH ADVANCE CENTERS, INC.

	By:	/s/ J. Patrick O’Shaughnessy
J. Patrick O’Shaughnessy
Chief Financial Officer and Executive Vice President

Exhibit Number	Description
99.1	Press Release, dated September 23, 2008, of Advance America, Cash Advance Centers, Inc.